EXHIBIT (23)

                             Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unifi, Inc. of our report dated July 15, 1997, included in the 1997 Annual Report to Shareholders of Unifi, Inc.

We also consent to the addition of the financial statement schedule of Unifi, Inc. listed in Item 14(a) to the financial statements covered by our report dated July 15, 1997, incorporated herein by reference.

In addition, we consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan, and the Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan, and Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan of our report dated July 15, 1997, with respect to the consolidated financial statements and schedule of Unifi, Inc. incorporated herein by reference in this Annual Report (Form 10-K) for the year ended June 29, 1997.

                                                        ERNST & YOUNG LLP
                                                        Ernst & Young LLP



Greensboro, North Carolina
September 25, 1997